EXHIBIT 13





                INDEPENDENT AUDITORS' CONSENT


The Davey Tree Expert Company

We consent to the incorporation by reference in Registration
Statement No. 333-24155 of
The Davey Tree Expert Company on Form S-8 of our report dated June 28, 1999, appearing in this Annual Report on Form 11-K of The Davey 401KSOP and ESOP for the year ended December 31, 1998.

/s/ Deloitte & Touche LLP
Cleveland, Ohio
June 29, 1999